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                                                                    Exhibit 23.1

                     Consent of PricewaterhouseCoopers LLP


Consent of Independent Accountant

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (file No. 333-xxxxx) of Natural MicroSystems Corporation of our report dated January 24, 2000, relating to the financial statements and financial statement schedule of Natural MicroSystems Corporation, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
January 26, 2000